Exhibit 99.1

Avago Technologies to Acquire CyOptics, a Leading Optical Chip and

Component Supplier to the Datacom and Telecom Markets

•	Single-mode InP laser and receiver capability will strengthen Avago’s portfolio for next-generation 40G and 100G Enterprise and Data Center markets

•	Conference call to discuss the transaction is scheduled for Thursday, April 11, 2013 at 5pm EDT

SAN JOSE, CA and SINGAPORE and LEHIGH VALLEY, PA– April 11, 2013 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today announced the execution of a definitive agreement to acquire CyOptics, Inc., a leader in Indium Phosphide (InP) optical chip and component technologies for the data communications and telecommunications markets, for an aggregate acquisition price of approximately US$400 million in cash.

Avago believes the acquisition of CyOptics will strengthen Avago’s fiber optics product portfolio for emerging 40G and 100G enterprise and data center applications. CyOptics’ single-mode InP laser, receiver and photonics integration capability will help extend Avago’s technology leadership position in these applications. Avago’s optical transceiver products primarily leverage VCSEL-based technology today. In addition, the acquisition of CyOptics will facilitate Avago’s establishment of a complementary optical components business, not only to serve growing segments of the access, metro and long-haul markets, but also for enterprise and data center segments.

CyOptics designs, fabricates and packages a broad portfolio of optical component products across enterprise, data center, access, metro and long-haul market segments. CyOptics’ optical components are integrated into optical transceivers, transponders and line cards. Leveraging its Bell Labs and Lucent heritage, CyOptics has built a broad product portfolio and a customer base that includes the leading module and system OEMs. CyOptics revenue has more than tripled over the past three years. During calendar year 2012, CyOptics net sales were approximately $210 million, up 21% from 2011.

“We believe CyOptics’ leading InP technology and optical manufacturing capability will strengthen Avago’s fiber optics portfolio and accelerate our ability to capture next generation 40G and 100G enterprise and data center sockets,” stated Hock Tan, President and CEO of Avago. “With CyOptics, we also see interesting revenue growth opportunities in delivering a broad range of proprietary components to the market.”

“We are delighted to join Avago Technologies, a company with a long history of innovation and a strong position in the wired infrastructure market. We believe this transaction presents tremendous opportunities for our customers and our employees,” said Ed Coringrato, President and CEO of CyOptics. “I would also like to take this opportunity to thank our long standing investors, JVP and especially their founder, Dr. Erel Margalit, for their support and guidance over the past decade in building CyOptics into the significant industry participant it is today. My gratitude as well to our recent partners, TA Associates, for their vote of confidence and support.”

Avago intends to fund the transaction with cash on-hand. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals in the United States, and is expected to close during Avago’s third fiscal quarter of 2013.

Cowen and Company LLC provided a fairness opinion to Avago Technologies and Latham & Watkins LLP is serving as the company’s legal counsel. Raymond James & Associates, Inc. is serving as CyOptics’ financial advisor and Goodwin Procter LLP is serving as the company’s legal counsel.

Conference Call

Avago Technologies Limited will host a conference call, solely to discuss details of the transaction. A live webcast and the accompanying presentation relating to the transaction will be available in the “Investors” section of Avago’s website at www.avagotech.com in advance of the conference call.

Conference call date: April 11, 2013

Time: 2:00pm Pacific (5:00pm Eastern)

Dial in #: US (866) 515-2907, International +1 (617) 399-5121.

Passcode is 10968094

A replay of the call will be available for one week by dialing 888-286-8010 (US) or 617-801-6888 (International) and the passcode is 87133275. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Avago’s product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

About CyOptics, Inc.

Leveraging its Bell Laboratories heritage, CyOptics is a global technology leader in Indium Phosphide based optical components. CyOptics’ products enable applications primarily in the Fiber-To-The-Home, Enterprise/Data Center and Long Haul/Metro segments of the communications network. CyOptics is a privately held company with major shareholders JVP and TA Associates.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements by management, within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to (i) statements about the expected benefits of the planned acquisition of CyOptics, (ii) future financial and operating results following the closing of the transaction, (iii) the combined organization’s plans, objectives, expectations and intentions with respect to future operations and products, (iv) the combined organization’s competitive position and opportunities, (v) the impact of the transaction on the market for the combined organization’s products, (vi) the timing of the completion of the transaction and (vii) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “plan” and similar expressions. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include, but are not limited to the failure of the transaction to close for any reason; the failure of the combined organization to achieve the expected growth prospects, synergies and cost savings expected from the transaction or any delay in the realization thereof; delays, challenges and expenses associated with integrating CyOptics and its business and employees with Avago’s existing businesses and employees; the competitive position and opportunities for the combined organization, loss of significant customers of the combined organization, including as a result of the transaction; the ability to improve the CyOptics business operating margin and maintain Avago’s gross margin; global economic conditions and concerns; cyclicality in the semiconductor industry or in the combined organization’s target markets; quarterly and annual fluctuations in operating results; increased dependence on the volatile, wireless handset market; the combined organization’s competitive performance and its ability to continue achieving design wins with customers; dependence on contract manufacturing and outsourced supply chain and the ability to improve cost structure through manufacturing outsourcing; prolonged disruptions of proprietary or contract manufacturers’ manufacturing facilities or other significant operations; dependence on outsourced service providers for certain key business services and their ability to execute to requirements; the ability to maintain tax concessions in certain jurisdictions; the ability to protect the combined organization’s intellectual property and any associated increases in litigation expenses; dependence on and risks associated with product distributors; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Avago’s filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect its business, results of operations and financial condition. Avago undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Avago Contacts

Thomas Krause

VP Corporate Development

+1 408 435 7400

investor.relations@avagotech.com